Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 123 to the Registration Statement on Form N-1A of Fidelity Fixed-Income Trust: Fidelity Short-Term Bond Fund of our report dated October 23, 2008 on the financial statements and financial highlights included in the August 31, 2008 Annual Report to Shareholders of Fidelity Short-Term Bond Fund, which is also incorporated by reference into the Registration Statement.

We further consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

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/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
May 13, 2009